Exhibit 99.1

PRESS RELEASE

For release:	November 5, 2019

Contact:	Media
Stephen W. Ries
Senior Corporate Counsel
(610) 668-3270
sries@global-indemnity.com

Global Indemnity Limited Reports Third Quarter 2019 Financial Results

George Town, Cayman Islands (November 5, 2019) – Global Indemnity Limited (NASDAQ:GBLI) today reported net income for the nine months ended September 30, 2019 of $41.0 million or $2.86 per share, an increase of $24.4 million or 146.6%, compared to the same period in 2018. Gross Premiums Written increased by 14.3% to $478.7 million for the nine months ended September 30, 2019, compared to $418.7 million for the same period in 2018. The combined ratio for the first nine months of 2019 was 92.8%, a 5.5 point improvement over the same period in 2018 and total investment return was 6.2%. Book value per share increased by 12.0% (net of Company dividends of $0.75 per share to shareholders) during the nine months, from $44.21 per share at December 31, 2018 to $49.53 per share at September 30, 2019.

Selected Operating and Balance Sheet Information

(Dollars in millions, except per share data)

	For the Nine Months Ended September 30,
	2019	2018
Gross Premiums Written	$478.7	$418.7
Net Premiums Written	$421.3	$360.6

Net income	$41.0	$16.6
Net income per share	$2.86	$1.16

Combined ratio analysis:
Loss ratio	52.7%	57.1%
Expense ratio	40.1%	41.2%

Combined ratio	92.8%	98.3%

	As of September 30,	As of December 31,
	2019	2018
Book value per share (1)	$49.53	$44.21
Shareholders’ equity	$707.4	$629.1
Cash and invested assets (2)	$1,614.2	$1,510.2

(1)	Net of cumulative Company dividends to shareholders totaling $1.75 per share and $1.00 per share as of September 30, 2019 and December 31, 2018, respectively.
(2)	Including receivable/(payable) for securities sold/(purchased)

About Global Indemnity Limited and its subsidiaries

Global Indemnity Limited (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Limited’s four primary segments are:

•	United States Based Commercial Specialty

•	United States Based Specialty Property

•	United States Based Farm, Ranch, & Stable

•	Bermuda Based Reinsurance

The Company’s Commercial Specialty segment was formerly known as Commercial Lines. During the 1st quarter of 2019, the Company re-evaluated its Personal Lines segment and determined that Personal Lines should be bifurcated into two reportable segments: Specialty Property and Farm, Ranch, & Stable.

For more information, visit the Global Indemnity Limited’s website at http://www.globalindemnity.ky.

Forward-Looking Information

The forward-looking statements contained in this press release [1] do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Global Indemnity Limited’s Combined Ratio for the Nine Months Ended September 30, 2019 and 2018

For the nine months ended September 30, 2019, the Company recorded a combined ratio of 92.8% (Loss Ratio 52.7% and Expense Ratio 40.1%) compared to 98.3% (Loss Ratio 57.1% and Expense Ratio 41.2%) for the nine months ended September 30, 2018.

•	The current accident year property loss ratio improved by 7.5 points to 59.5% in 2019 from 67.0% in 2018 primarily due to lower claims frequency and severity in the U.S. Insurance Operations.

•	The current accident year casualty loss ratio improved by 3.8 points to 56.9% in 2019 compared to 60.7% in 2018 primarily due to lower claims frequency and severity in the U.S. Insurance Operations.

Calendar year results for the nine months ended September 30, 2019 include $23.0 million in favorable loss development mainly from the U.S. Insurance Operations.

Global Indemnity Limited’s Gross and Net Premiums Written Results by Segment for the Nine Months Ended September 30, 2019 and 2018

	Nine Months Ended September 30,
	Gross Premiums Written			Net Premiums Written
	2019	2018	% Change	2019	2018	% Change
Commercial Specialty	$214,467	$186,923	14.7%	$185,202	$165,817	11.7%
Specialty Property	128,771	132,286	(2.7%)	110,668	101,542	9.0%
Farm, Ranch, & Stable	65,872	59,496	10.7%	55,861	53,239	4.9%
Reinsurance	69,589	39,965	74.1%	69,590	39,959	74.2%

Total	$478,699	$418,670	14.3%	$421,321	$360,557	16.9%

Commercial Specialty Operations: Gross premiums written and net premiums written increased 14.7% and 11.7%, respectively, for the nine months ended September 30, 2019 as compared to the same period in 2018. This increase is primarily driven by new programs and increases in excess & surplus lines submissions.

Specialty Property Operations: Gross premiums written decreased by 2.7% and net premiums written increased by 9.0% for the nine months ended September 30, 2019 as compared to the same period in 2018. The decrease in gross premiums written was primarily due to a continued reduction of catastrophe exposed business. As a result of reducing its catastrophe exposure, Specialty Property ceded less premiums to reinsurers, which contributed to the growth in net premiums written.

Farm, Ranch, & Stable Operations: Gross premiums written increased by 10.7% and net premiums written increased by 4.9% for the nine months ended September 30, 2019 as compared to the same period in 2018. The increase in gross and net premiums written was primarily due to an increase in pricing as well as new agent appointments.

Reinsurance Operations: Gross premiums written and net premiums written increased 74.1% and 74.2%, respectively, for the nine months ended September 30, 2019, as compared to the same period in 2018, mainly due to entering a new casualty treaty during 2019 and rate increases within the property catastrophe line of business.

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Note: Tables Follow

GLOBAL INDEMNITY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Gross premiums written	$157,177	$135,606	$478,699	$418,670

Net premiums written	$138,836	$116,233	$421,321	$360,557

Net premiums earned	$133,312	$120,528	$383,602	$342,447
Net investment income	11,348	11,750	32,393	34,108
Net realized investment gains (losses)	(2,690)	5,319	11,290	7,833
Other income	264	411	1,274	1,289

Total revenues	142,234	138,008	428,559	385,677
Net losses and loss adjustment expenses (1)	73,583	80,493	201,979	195,426
Acquisition costs and other underwriting expenses	53,366	48,680	153,643	141,196
Corporate and other operating expenses	3,858	3,475	11,702	23,653
Interest expense	5,023	4,924	15,088	14,725

Income before income taxes	6,404	436	46,147	10,677
Income tax expense (benefit)	(317)	(3,292)	5,163	(5,944)

Net income	$6,721	$3,728	$40,984	$16,621

Weighted average shares outstanding–basic	14,203	14,100	14,182	14,083

Weighted average shares outstanding–diluted	14,328	14,347	14,329	14,321

Net income per share – basic	$0.47	$0.26	$2.89	$1.18

Net income per share – diluted	$0.47	$0.26	$2.86	$1.16

Cash dividends declared per share	$0.25	$0.25	$0.75	$0.75

Combined ratio analysis: (2)
Loss ratio	55.2	66.8	52.7	57.1
Expense ratio	40.0	40.4	40.1	41.2

Combined ratio	95.2	107.2	92.8	98.3

(1)

Includes loss reductions related to prior years of $7.0 million and $12.0 million for the three months ended September 30, 2019 and 2018, respectively and $23.0 million and $27.5 million for the nine months ended September 30, 2019 and 2018, respectively.

(2)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY LIMITED

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) September 30, 2019	December 31, 2018
ASSETS
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2019 - $1,203,984 and 2018 - $1,257,830)	$1,234,435	$1,235,155
Equity securities, at fair value	262,367	124,747
Other invested assets	40,052	50,753

Total investments	1,536,854	1,410,655
Cash and cash equivalents	78,181	99,497
Premiums receivable, net	112,992	87,679
Reinsurance receivables, net	83,012	114,418
Funds held by ceding insurers	48,751	49,206
Federal income taxes receivable	11,136	10,866
Receivable for securities sold	—	15
Deferred federal income taxes	36,479	48,589
Deferred acquisition costs	70,861	61,676
Intangible assets	21,623	22,020
Goodwill	6,521	6,521
Prepaid reinsurance premiums	17,763	20,594
Other assets	59,983	28,530

Total assets	$2,084,156	$1,960,266

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$633,287	$680,031
Unearned premiums	316,797	281,912
Ceded balances payable	36,431	14,994
Payables for securities purchased	848	—
Contingent commissions	10,035	10,636
Debt	297,324	288,565
Other liabilities	82,050	55,069

Total liabilities	1,376,772	1,331,207

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued:10,258,795 and 10,171,954, respectively; A ordinary shares outstanding: 10,148,346 and 10,095,312, respectively; B ordinary shares issued and outstanding: 4,133,366 and 4,133,366, respectively	2	2
Additional paid-in capital (1)	440,695	438,182
Accumulated other comprehensive income (loss), net of taxes	25,314	(21,231)
Retained earnings (1)	245,346	215,132
A ordinary shares in treasury, at cost: 110,449 and 76,642 shares, respectively	(3,973)	(3,026)

Total shareholders’ equity	707,384	629,059

Total liabilities and shareholders’ equity	$2,084,156	$1,960,266

(1)

Since the Company’s initial public offering in 2003, the Company repurchased 20.2 million shares for a total of $488 million. These share repurchases are reflected by a $488 million reduction of the Company’s additional paid-in capital and retained earnings as of September 30, 2019 and December 31, 2018. Retained earnings are also net of $25 million and $14 million of cumulative historic Company dividends to shareholders as of September 30, 2019 and December 31, 2018, respectively.

GLOBAL INDEMNITY LIMITED

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) September 30, 2019	December 31, 2018
Fixed maturities	$1,234.4	$1,235.2
Cash and cash equivalents	78.2	99.5

Total bonds and cash and cash equivalents	1,312.6	1,334.7
Equities and other invested assets	302.4	175.5

Total cash and invested assets, gross	1,615.0	1,510.2
Payable for securities purchased	(0.8)	—

Total cash and invested assets, net	$1,614.2	$1,510.2

	Total Investment Return (1)
	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2019	2018	2019	2018
Net investment income	$11.3	$11.8	$32.4	$34.1

Net realized investment gains (losses)	(2.7)	5.3	11.3	7.8
Net unrealized investment gains	10.0	(1.6)	53.4	(25.8)

Net realized and unrealized investment gains	7.3	3.7	64.7	(18.0)

Total net investment income and gains	$18.6	$15.5	$97.1	$16.1

Average total cash and invested assets	$1,585.2	$1,542.0	$1,562.2	$1,533.8

Total investment return %	1.2%	1.0%	6.2%	1.1%

(1)	Amounts in this table are shown on a pre-tax basis.